SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):          FEBRUARY 4, 2002



                                   E-REX, INC.
             (Exact name of registrant as specified in its charter)




            NEVADA                     O-27319               88-0292890
       (State or other               (Commission          (I.R.S. Employer
jurisdiction of incorporation)       File Number)        Identification  No.)



                       11645 BISCAYNE BOULEVARD, SUITE 210
                              MIAMI, FLORIDA  33181
               (Address of principal executive offices)  (zip code)


                                 (305) 895-3350
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)


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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     On February 4, 2002, Perez-Abreu, Aguerrebere, Sueiro LLC, the independent accountant previously engaged as the principal accountant to audit the financial statements of E-Rex, Inc., resigned as auditors for the Company. As Perez-Abreu resigned, the decision to change accountants was not approved by the Board of Directors of the Company or by any audit or similar committee thereof.

     During its engagement by the Company, Perez-Abreu did not issue an audit opinion with respect to any financial statements of the Company. During the period of their engagement, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report. E-Rex, Inc. has provided a copy of this disclosure to its former accountants, and requested that the former accountants furnish them with letters addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of the former accountants' responses indicating agreement is included as exhibits to this report.

     Upon Perez-Abreu, Aguerrebere, Sueiro LLC's resignation, the board of directors on February 8, 2002 approved the engagement of Parks, Tschopp, Whitcomb & Orr, P.A., Certified Public Accountants, as the principal accountant to audit the financial statements of the Company.


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ITEM  5.          OTHER  EVENTS

     Not  applicable.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

     16.1 Letter dated March 4, 2002, from Perez-Abreu, Aguerrebere, Sueiro LLC regarding their concurrence with the statements made by the Registrant in this Current Report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March  4,  2002            E-Rex,  Inc.


                                   /s/ Carl E. Dilley
                                   __________________________
                                   By:     Carl  E.  Dilley
                                   Its:     President

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